FOR IMMEDIATE RELEASE

Contact:
BancTrust Financial Group:	Peoples BancTrust:
F. Michael Johnson	Thomas P. Wilbourne
(251) 431-7800	(334) 875-1000

BANCTRUST FINANCIAL GROUP, INC. AND THE PEOPLES BANCTRUST COMPANY, INC. TO MERGE

MOBILE, AL and SELMA, AL – May 21, 2007. BancTrust Financial Group, Inc. (Nasdaq Global Select: BTFG), a bank holding corporation headquartered in Mobile, Alabama, and The Peoples BancTrust Company, Inc. (Nasdaq Capital Market: PBTC), a bank holding corporation with banking operations in central Alabama, today jointly announced they have signed a definitive agreement to merge, forming the fifth largest bank holding company headquartered in Alabama. The combined company will have almost $2.4 billion in assets, hold nearly $2.0 billion in deposits, and operate 54 branches in both Alabama and Florida. Combined, the two companies employ approximately 700 people. The combined company will continue to operate under the BancTrust name.

W. Bibb Lamar, Jr., the President and Chief Executive Officer of BancTrust Financial Group, Inc., will serve as President and Chief Executive Officer of the combined company.

Commenting on the merger, Mr. Lamar stated, “We expect this merger to create a positive impact from a financial perspective very soon after it closes. We see clear opportunities for cost savings and earnings improvement that we expect to make this merger accretive to earnings per share in the first year following the consolidation of our subsidiary banks. Both companies employ similar or complementary core computing systems, and combining them should enable us to achieve significant operating efficiencies. We plan to consolidate our subsidiary banks as soon as practicable in 2008.”

“The combination of our companies will afford our customers broader product and branch location options in a footprint which spans central and southwest Alabama and northwest Florida,” Lamar continued. “We will continue to provide high quality personal service and local decision-making as each of our banks has historically done.”

“We are very excited about bringing together these two fine companies,” stated Don J. Giardina, President and Chief Executive Officer of Peoples. “We feel like Peoples’ shareholders, employees and customers will benefit tremendously from the combined resources and the larger geographic presence that this combination creates. The Peoples and BancTrust cultures are complementary, and we believe strongly that the principles and ideals that have guided these two financial institutions will be strengthened to the mutual benefit of all parties involved,” Mr. Giardina concluded.

Under the terms of the agreement, subject to certain pricing collars, Peoples shareholders will receive aggregate consideration of $25.50 per share of Peoples common stock, to consist of a combination of $6.375 in cash and BancTrust common stock. The $6.375 cash consideration is fixed, whereas the BancTrust common stock issuable in the merger fluctuates within certain collars. Accordingly, shareholders of Peoples may receive aggregate consideration greater or less than $25.50 per share of Peoples common stock, depending on the ten day average closing price of BancTrust common stock shortly before the closing of the transaction. The total per share consideration for Peoples common stock is capped at $30. Based on the BancTrust ten day average closing price of $19.33 on May 18, 2007, the transaction has an aggregate value of approximately $153.2 million, and Peoples shareholders would receive per share consideration of $6.375 in cash and 0.9897 shares of BancTrust common stock, representing total consideration of $25.50 per share.

The transaction is subject to numerous conditions, among them the approval of BancTrust shareholders, Peoples shareholders and requisite regulatory authorities. This transaction is also subject to BancTrust obtaining suitable financing to fund the cash portion of the transaction. The boards of directors of BancTrust and Peoples have both unanimously approved the transaction, and all of the individual directors of BancTrust and Peoples have executed and delivered support agreements agreeing to vote all of their respective shares in favor of the transaction. Also, members of a group of shareholders of Peoples called “Stockholders for Progress” have executed and delivered to BancTrust support agreements agreeing to vote in favor of the transaction and granting proxies to BancTrust to vote their shares of Peoples common stock in favor of the transaction. BancTrust and Peoples currently expect the transaction to close in 2007.

About BancTrust Financial Group, Inc.

BancTrust Financial Group, Inc. is a bank holding company which has 21 offices in eight counties in the southern half of Alabama (Autauga, Baldwin, Barbour, Escambia, Marengo, Mobile, Monroe, and Montgomery) and 10 offices throughout Northwest Florida.

About The Peoples BancTrust Company, Inc.

The Peoples BancTrust Company, Inc. is the parent company of The Peoples Bank and Trust Company, which has 23 offices located in ten Alabama counties (Autauga, Bibb, Butler, Dallas, Elmore, Jefferson, Lee, Montgomery, Shelby, and Tuscaloosa) and offers general banking and personal trust services.

BancTrust (BTFG) was advised by the law firm Hand Arendall, L.L.C. (Mobile, AL), and Bankers Banc Capital Corporation (Atlanta, GA) served as financial advisor to BancTrust. Peoples (PBTC) was advised by the law firm Bradley Arant Rose & White LLP (Birmingham, AL), and Sandler O’Neill & Partners L.P. (New York, NY) served as financial advisor to Peoples.

Forward Looking Statements

This news release contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. These include statements as to the benefits of the proposed merger between BancTrust Financial Group, Inc. and The Peoples BancTrust Company, Inc. (the “Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger as well as other statements of expectations regarding the Merger and any other statements regarding future results or expectations. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. BancTrust and Peoples caution readers that results and events subject to forward-looking statements could differ materially due to the following factors, among others: the risk that the businesses of BancTrust and/or Peoples in connection with the Merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized, or may not be realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required governmental and shareholder approvals, and the ability to complete the Merger within the expected timeframe; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in each company’s filings with the Securities and Exchange Commission (the “SEC”). BancTrust and Peoples do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this news release.

Additional Information

The proposed Merger will be submitted to BancTrust and Peoples shareholders for their consideration. BancTrust will file a registration statement, which will include a joint proxy statement/prospectus to be sent to each company’s shareholders, and each of BancTrust and Peoples may file other relevant documents concerning the proposed Merger with the SEC. Shareholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed Merger when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about BancTrust and Peoples, at the SEC’s Web site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, by accessing BancTrust’s website (http://www.btfginc.com) under the tab “Investor” and following the link under “Annual Report,” or by accessing Peoples’ Web site (http://www.peoplesbt.com) under the tab “Investor Relations.” BancTrust and Peoples and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of BancTrust and/or Peoples in connection with the proposed Merger. Information about the directors and executive officers of BancTrust is set forth in the proxy statement for BancTrust’s 2007 annual meeting of shareholders, as filed with the SEC on April 9, 2007. Information about the directors and executive officers of Peoples is set forth in Peoples’ Form 10-K/A, as filed with the SEC on April 30, 2007. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed Merger when it becomes available. You may obtain free copies of these documents as described above.